Endorsement to Your CREF
Retirement Unit-Annuity Certificate
--------------------------------------------------------------------------------

                        COLLEGE RETIREMENT EQUITIES FUND
                                     (CREF)
                 730 Third Avenue, New York, New York 10017-3206

             Endorsement to CREF Retirement Unit-Annuity Certificate

This endorsement is part of your agreement with CREF. The purpose of an endorsement is to make changes to the provisions of your certificate. Please read this endorsement in conjunction with your certificate.


Provisions regarding the CREF Accounts are added:

         Accounts. CREF maintains the following five investment Accounts, each with its own distinct investment portfolio:

                  The  CREF  Stock  Account  maintains  a  broadly   diversified
                  portfolio consisting primarily of common stocks.

                  The CREF Money Market Account maintains a portfolio consisting primarily of short-term debt securities and money market instruments.

                  The CREF Bond Market Account maintains a portfolio consisting primarily of investment grade fixed income securities.

                  The  CREF  Social   Choice   Account   maintains  a  portfolio
                  consisting primarily of common stocks, investment grade fixed income securities, and short-term debt securities.

                  The  CREF  Global   Equities   Account   maintains  a  broadly
                  diversified portfolio consisting primarily of foreign and domestic common stocks.

         In the future, CREF may establish other Accounts with other investment portfolios.

         Deletion of a CREF Account or a Unit-Annuity. CREF may delete the CREF Bond Market Account, the CREF Social Choice Account, the CREF Global Equities Account, and any future Account. Also, CREF may stop providing Unit-Annuities in the CREF Social Choice Account, CREF Global Equities Account or in any future Account.

                  Accumulation. If you have Accumulation Units in a CREF Account that is deleted, you must transfer them to another CREF Account. If you do not make


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ENDORSEMENT TO YOUR CREF SUPPLEMENTAL
RETIREMENT UNIT-ANNUITY CERTIFICATE
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                  a choice, CREF will transfer your Accumulation in such Account to the CREF Money Market Account.

                  Unit-Annuity. If a CREF Account is deleted or if a CREF Account stops providing Unit-Annuities, any Annuity Units in such Account must be converted to a Unit-Annuity in any other CREF Account that maintains Annuity Units. If no choice is made, any Unit-Annuity in the Account will be converted to a Unit-Annuity in the CREF Money Market Account. All elections and choices made in connection with an Income Option or a Method of Payment of the Death Benefit and in effect as of the date of conversion will remain in effect. The number of Annuity Units in the Account to which the Unit-Annuity is converted will be determined in accordance with the Rules of the Fund.

The Accumulation Units provision is replaced with:

         Each CREF Account maintains a separate Accumulation Unit value. The current value of each Account's Accumulation Unit is based generally on the market value of that Account's investments and will be determined in accordance with the Rules of the Fund.

The following is added to the Annuity Starting Date provision:

         Your Annuity Starting Date may not be deferred beyond April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

The following is added to the Annuity Units provision:

         The CREF Stock, CREF Money Market, CREF Social Choice, and CREF Global Equities Accounts each maintain separate Annuity Units. All CREF Annuity Income Options and Methods of Payment of the Death Benefit are available from these Accounts. For Accumulation Units purchased by premiums remitted on your behalf under a Retirement Plan, your right to choose an Income Option from the CREF Social Choice or CREF Global Equities Accounts or any future Account may be limited in accordance with the Rules of the Fund.

The Transfer term in the Terms Used in this Certificate is replaced with:

         A Transfer is the use of the value of some or all of your Accumulation Units to purchase fixed-dollar benefits under a TIAA annuity contract, to purchase Accumulation Units in another CREF Account, or to purchase benefits through another Funding Vehicle. The conditions applying to Transfers are set forth below.




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ENDORSEMENT TO YOUR CREF SUPPLEMENTAL
RETIREMENT UNIT-ANNUITY CERTIFICATE
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The following Terms Used in This Certificate are added:

         A Business Day is any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 p.m. New York time, or, if earlier, the time trading on the New York Stock Exchange closes for that day.

         Employer. Your Employer is the organization that remits premiums to this certificate. More than one Employer may have remitted premiums to this certificate.

         ERISA is the Employee Retirement Income Security Act of 1974, as amended.

         A Funding Vehicle is an annuity or an investment fund established to provide retirement benefits from monies remitted under a Retirement Plan.

         The IRC is the Internal Revenue Code of 1986, as amended.

         A Retirement Plan is an Employer's plan, qualified under Section 401(a), 403(a), or 403(b) of the Internal Revenue Code of 1986 as amended, for providing retirement benefits for employees.

         A Valuation Day is a day on which the dollar values of the Accumulation
         Units  in  the  CREF  Accounts  are  established.   The  procedure  for
         determining Valuation Days is contained in the Rules of the Fund.


The following is added to the Premium Amount provision:

         You may allocate any whole number percentage of a premium to a CREF Account. CREF will credit your premiums among the Accounts according to the most recent instructions CREF has received from you. For premiums remitted on your behalf as part of a Retirement Plan, your right to allocate such premiums to the CREF Bond Market Account, to the CREF Social Choice Account, to the CREF Global Equities Account, and to any future CREF Account may be limited in accordance with the Rules of the Fund.

Two new options are added to the Income Options provision. The first option, the Unit-Annuity for a Fixed Period, does not provide a lifetime income for you. The second option, the Minimum Distribution Annuity, may not provide a lifetime income in all situations; however, this option may be converted to an option that provides a lifetime income, subject to federal tax law limitations.

         Unit-Annuity for a Fixed Period. A payment will be made to you each month for a fixed period of not less than two nor more than thirty years, as chosen. At the end of the period chosen, no further payments will be made. If you die before the end of the period chosen, the monthly payments will continue to the end of that period, as explained


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ENDORSEMENT TO YOUR CREF SUPPLEMENTAL
RETIREMENT UNIT-ANNUITY CERTIFICATE
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         in your  certificate.  A Unit-Annuity  for a Fixed Period is subject to the terms set forth in your certificate for the other types of Unit-Annuities. The Rules of the Fund may limit your right to receive a Unit-Annuity for a Fixed Period.

         Minimum Distribution Annuity. This Income Option is designed to enable you to meet the minimum distribution requirements under federal tax law. A payment will be made to you each year until your Accumulation is entirely paid out, or until your prior death. If required to meet the minimum distribution requirements, an initial payment will be made on the Annuity Starting Date, generally on or before the April 1 following the calendar year in which you reach age 70 1/2.
                  If you die before the Accumulation has been entirely paid out, a death benefit equal to the remaining Accumulation will be paid to the Beneficiary you name when electing this option.
                  This option is only available when you must begin receiving income in order to avoid penalties under federal tax law.


The Naming Your Beneficiary provision is modified by the following:

         If you die prior to the Annuity Starting Date never having named a Beneficiary, your estate and your surviving spouse, if any, become the Beneficiaries as follows:

                  A) if you leave no surviving spouse, the Death Benefit will be paid to your estate in one sum;
                  B) if you leave a surviving spouse, your spouse will receive a Death Benefit, payable under one of the Methods of Payment, which is the actuarial equivalent of one-half of your Accumulation, as of the date Death Benefit payments are paid or begin. The remainder of your Accumulation will be paid to your estate in one sum.


The following is added to the Methods of Payment of the Death Benefit provision:

         In accordance with federal tax law requirements, a fixed or guaranteed period chosen under any Method of Payment may not exceed your Beneficiary's life expectancy. The Death Benefit must be applied under a chosen Method of Payment within one year of the date of your death; otherwise payments will be made to your Beneficiary beginning on the first day of the month in which the first anniversary of your date of death occurs, under the Unit-Annuity for a Fixed Period method for a period of five years with payments made annually.


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ENDORSEMENT TO YOUR CREF SUPPLEMENTAL
RETIREMENT UNIT-ANNUITY CERTIFICATE
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Two new  methods  are added to the  Methods  of  Payment  of the  Death  Benefit provision:

         Single-sum Payment. The Death Benefit will be paid to your Beneficiary in one sum.

         Minimum Distribution Annuity. This Method of Payment is designed to enable your Beneficiary to meet the minimum distribution requirements under federal tax law. A payment will be made for each year that a distribution is required until your Accumulation is entirely paid out, or until the prior death of your Beneficiary. This method may not provide a lifetime income in all situations.
                  If your Beneficiary dies before your Accumulation has been entirely paid out, the remaining accumulation will be paid in one sum to the payee named to receive it.

The provision on Transfers is replaced with:

         You may Transfer some or all of your Accumulation Units from a CREF Account under your certificate: (a) to purchase Accumulation Units in one of the other CREF Accounts under your certificate, (b) to purchase a TIAA fixed-dollar annuity, or (c) to a Funding Vehicle not offered by CREF or TIAA.
                  For Accumulation Units purchased by premiums remitted on your behalf under a Retirement Plan, your right to Transfer to the CREF Bond Market Account, to the CREF Social Choice Account, to the CREF Global Equities Account, to any future CREF Account, and/or to a Funding Vehicle not offered by CREF or TIAA, may be limited in accordance with the Rules of the Fund.
                  If you choose to Transfer, we will pay your Accumulation, or any part thereof not less than $1,000.
                  All values will be determined as of the end of the Business Day in which CREF has received, in a form acceptable to CREF:

                  A)   your request for a Transfer; and
                  B) when required by law, if your Accumulation is subject to the ERISA requirements described in the Spouse's Right to Benefits provision below, a Waiver of Spouse's Rights or proof that you are not married.

                  You may choose to defer the effective date of the Transfer until the last day of any month following the date on which we receive the above requirements, and all values will be determined as of the end of such effective date.
                  The request for a Transfer cannot be revoked after the effective date of such Transfer. If you Transfer to a TIAA annuity, you will have the same rights under the TIAA contract as any person then being issued a similar contract.
                  The number of your Accumulation Units will be reduced by the number of units Transferred. If all of your Accumulation Units under your certificate are withdrawn as a Transfer, all obligations of CREF to you under this certificate are fulfilled. CREF may limit Transfers from each Account to not more than one in each calendar quarter.


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ENDORSEMENT TO YOUR CREF SUPPLEMENTAL
RETIREMENT UNIT-ANNUITY CERTIFICATE
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A provision on LUMP-SUM BENEFITS is added:

         AVAILABILITY OF LUMP-SUM BENEFITS. On or before the Annuity Starting Date you may choose to withdraw, as a Lump-sum Benefit, all or part of a specified Account's Accumulation Units. The Rules of the Fund may limit your right to a Lump-sum Benefit. Any choice of Lump-sum Benefit must be made by written notice to CREF.
                  If you are married and your Accumulation is subject to ERISA, your right to receive a Lump-sum Benefit is subject to the rights of your spouse as described in your certificate. Federal tax law may restrict distributions before age 59 1/2, as described in the Restrictions on Distribution of Accumulation Arising from Elective Deferrals provision below.

         PAYMENT OF THE LUMP-SUM BENEFIT. If you choose the Lump-sum Benefit, the minimum amount you may withdraw as a Lump-sum Benefit from a CREF Account is $1,000, or, if less, the value of all Accumulation Units in an Account. All values will be determined as of the end of the Business Day in which CREF has received, in a form acceptable to CREF:

                  A)   your request for a Lump-sum Benefit;
                  B) verification of your eligibility for a Lump-sum Benefit for those Accumulation Units purchased by premiums remitted on your behalf under a Retirement Plan; and
                  C) if your Accumulation is subject to the ERISA requirements described in your certificate, a Waiver of Spouse's Rights and consent to that waiver by your spouse, or proof that you are not married.

                  You may choose to defer the effective date of the Lump-sum Benefit until the last day of any month following the date on which we receive the above requirements, and all values will be determined as of the end of such effective date.
                  The request for a Lump-sum Benefit cannot be revoked after the effective date of such Lump-sum Benefit.
                  If all of your Accumulation Units under this certificate are withdrawn as a Lump-sum Benefit, all obligations of CREF to you under this certificate are fulfilled.


A provision on SPOUSE'S RIGHTS TO BENEFITS is added:

         Spouse's Rights to Benefits.  If

                  A)   you are married, and
                  B)   all or part  of  your  Accumulation  is  attributable  to
                       contributions made under a retirement plan or tax-deferred annuity plan subject to ERISA, and
                  C) a plan contribution has been paid on your behalf after August 22, 1984,


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ENDORSEMENT TO YOUR CREF SUPPLEMENTAL
RETIREMENT UNIT-ANNUITY CERTIFICATE
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         then, only to the extent  required by the IRC or ERISA,  your rights to choose an Income  Option,  name a  Beneficiary  for the Death  Benefit,
         receive  a  Lump-sum   Benefit,   or  Transfer  your  Accumulation  are
         restricted by the rights of your spouse to benefits as follows:

                  SPOUSE'S SURVIVOR RETIREMENT BENEFIT. If you are married on the Annuity Starting Date, your Income Benefit must be paid under a Survivor Unit-Annuity Option with your spouse as Second Participant.

                  SPOUSE'S SURVIVOR DEATH BENEFIT. If you die before the Annuity Starting Date and your spouse survives you, the payment of the Death Benefit to your named Beneficiary is subject to your spouse's right to receive a Death Benefit of a Unit-Annuity which is the actuarial equivalent as of the date such Unit-Annuity begins of one-half of your Accumulation, if any, attributable to contributions made under a plan subject to ERISA.

                  Your spouse may consent to a waiver of his or her rights to these benefits, as explained in the following section.

         WAIVER OF SPOUSE'S RIGHTS. Your spouse must consent to a waiver of his or her rights to survivor benefits before you can choose:

                  A) an Income Option other than a Survivor Unit-Annuity with your spouse as Second Participant;
                  B) Beneficiaries who are not your spouse for more than half of the Death Benefit;
                  C) a Lump-sum Benefit;  or
                  D) to the extent such waiver is required by law, a Transfer.

         In order to waive the rights to spousal survivor benefits we must receive, in form satisfactory to CREF, your spouse's written consent, or verification that your spouse cannot be located. A waiver of rights with respect to an Income Option may be made by you and consented to by your spouse no earlier than 90 days before the Annuity Starting Date. A waiver of the Survivor Death Benefit may not be effective if it is made prior to the plan year in which you reach age 35, or, if earlier, your separation from service of your Employer. Generally, a waiver of rights with respect to the portion of the Accumulation to be used for a Lump-sum Benefit or Transfer may be made no earlier than 90 days before the effective date of such Lump-sum Benefit or Transfer.
                  Verification of your marital status may be required, in form satisfactory to CREF, for purposes of establishing your spouse's rights to benefits or a waiver of these rights. You may revoke a waiver of your spouse's rights to benefits at any time during your lifetime. Your spouse may not revoke a consent after the consent has been given.




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ENDORSEMENT TO YOUR CREF SUPPLEMENTAL
RETIREMENT UNIT-ANNUITY CERTIFICATE
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The Procedure for Elections and Changes provision is replaced by:

         An election or change may be made, in accordance with the terms of your certificate, by written notice satisfactory to CREF. No such notice will take effect unless it is received by CREF at its home office in New York, NY. Any notice of change in Beneficiary or other person named to receive payments will take effect as of the date it was signed, whether or not the signer is living at the time we received it. Any other notice will take effect as of the date it is received. Any action taken by CREF in good faith before receiving the notice will not subject CREF to liability even though our acts were contrary to what was stated in the notice.


The following General Provisions are added:

         CREF's Right to Split Your Certificate. If your right to a Lump-sum Benefit, a Unit-Annuity for a Fixed Period, or a Transfer does not apply uniformly to all your Accumulation Units, CREF reserves the right to split your certificate into two or more CREF certificates. A Lump-sum Benefit, a Unit-Annuity for a Fixed Period, and certain Transfers may not be available to you until CREF has split your certificate.

         Restrictions on Distribution of Accumulation Arising from Elective Deferrals. This certificate may be used as part of a tax-deferred annuity plan as specified under IRC Section 403(b). IRC Section 403(b) prohibits the distribution, in accordance with the provisions of the contract, to you of the portion, if any, of your Accumulation equal to:

                   A) amounts attributable to funds transferred to this certificate from a custodial account established under IRC Section 403(b)(7); plus
                   B) amounts attributable to premiums paid to an IRC Section 403(b)(1) annuity contract as elective deferrals under a salary reduction agreement (within the meaning of IRC
                       Section 403(b)(11)); less
                   C) the  value,  if  any,  of  the  amounts  described  in (B)
                      determined as of December 31, 1988; until you:

                  (1)  reach age 59 1/2;
                  (2) separate from service of the employer under whose plan the aforementioned portion is attributable;
                  (3)  die;
                  (4) become disabled within the meaning of IRC Section 72(m)(7); or (5) encounter financial "hardship" within the meaning of IRC Section 403(b).

         In the case of hardship, IRC Section 403(b) requires that any earnings credited after December 31, 1988 and, in addition any contributions paid after December 31, 1988 to a custodial account established under IRC Section 403(b)(7) that are not elective deferrals under a salary agreement, will not be available for distribution.





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ENDORSEMENT TO YOUR CREF SUPPLEMENTAL
RETIREMENT UNIT-ANNUITY CERTIFICATE
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                  Any  request  for an early  withdrawal  due to  disability  or hardship must be submitted with evidence of the disability or hardship on forms satisfactory to CREF and not inconsistent with applicable law. An individual shall be considered to be disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.


         Compliance with Laws and Regulations. CREF will administer this certificate to comply with all laws and regulations pertaining to the terms and conditions of this certificate. If this certificate conflicts with any applicable law or regulation, such law or regulation will prevail.
                  The  choice  of  Income   Option,   Annuity   Starting   Date,
         Beneficiary, Second Participant, Method of Payment of the Death Benefit, and the availability of Lump-sum Benefits and Transfers as set forth in this certificate are subject to the applicable restrictions, distribution requirements, and incidental benefit requirements of ERISA and the IRC, and any rulings and regulations issued under ERISA and the IRC.

                                                           /s/John H. Biggs
                                                              -------------
                                                              Chairman and
                                                         Chief Executive Officer